CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2005-6

DERIVED INFORMATION 7/27/05

[$563,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$790,000,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 8/01/05 cutoff date.  Approximately 23.9% of the mortgage loans do not provide for any payments of principal in the first two, three, five, seven or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,521
Total Outstanding Loan Balance	$799,740,390*	Min	Max
Average Loan Current Balance	$144,854	$2,291	$1,496,709
Weighted Average Original LTV	81.0%**
Weighted Average Coupon	7.20%	4.63%	13.69%
Arm Weighted Average Coupon	7.03%
Fixed Weighted Average Coupon	8.01%
Weighted Average Margin	6.05%	2.75%	10.85%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	3
% First Liens	96.5%
% Second Liens	3.5%
% Arms	82.7%
% Fixed	17.3%
% of Loans with Mortgage Insurance	0.1%

*

Total collateral will be approximately [$800,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Top 3 Zipcodes	Loans	Balance	Balance	%	%	FICO
93065	3	2,084,913	0.3	5.50	70.6	713
89117	5	1,916,243	0.2	7.29	81.4	636
89015	10	1,869,281	0.2	7.03	77.1	618
Other	5,503	793,869,953	99.3	7.20	81.1	631
Total:	5,521	799,740,390	100.0	7.20	81.0	632

  *     Note, for second liens, CLTV is employed in this calculation

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Top 5 Originators	Loans	Balance	Balance	%	%	FICO
Decision One Mortgage Company, LLC	1,193	157,989,965	19.8	7.09	83.1	630
CIT Consumer Finance	985	135,135,588	16.9	7.18	81.7	621
Sunset Mortgage Company, LP	448	56,731,236	7.1	7.80	83.0	641
FMF Capital, LLC	393	54,193,129	6.8	7.20	79.7	625
Millennium Funding Group	222	44,711,743	5.6	7.01	79.6	659
Other	2,280	350,978,728	43.9	7.18	79.9	633
Total:	5,521	799,740,390	100.0	7.20	81.0	632

•

Note, for second liens, CLTV is employed in this calculation

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
DTI	Loans	Balance	Balance	%	%	FICO
<= 0.00	48	8,511,898	1.1	7.27	79.6	639
0.01 - 5.00	14	1,849,974	0.2	6.78	81.1	644
5.01 - 10.00	17	1,903,312	0.2	7.50	77.9	640
10.01 - 15.00	60	5,571,853	0.7	7.43	77.8	626
15.01 - 20.00	122	14,492,172	1.8	7.14	77.2	657
20.01 - 25.00	247	28,864,200	3.6	7.13	76.9	625
25.01 - 30.00	393	48,943,771	6.1	7.32	78.4	625
30.01 - 35.00	638	86,126,017	10.8	7.15	80.8	632
35.01 - 40.00	938	132,148,764	16.5	7.17	81.2	633
40.01 - 45.00	1,287	196,682,825	24.6	7.23	81.4	634
45.01 - 50.00	1,628	252,266,319	31.5	7.20	82.2	632
50.01 - 55.00	122	21,379,143	2.7	7.05	79.1	599
55.01 - 60.00	7	1,000,142	0.1	7.54	84.2	635
Total:	5,521	799,740,390	100.0	7.20	81.0	632

  *     Note, for second liens, CLTV is employed in this calculation